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EXHIBIT 23.2

Consent of Independent Auditor

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of WPX Energy, Inc., of our report dated February 6, 2020, relating to the consolidated financial statements of Felix Energy Holdings II, LLC, and its subsidiaries as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, which report appears in the Current Report on Form 8-K/A dated March 12, 2020, and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP
Denver, Colorado
March 12, 2020

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  EXHIBIT 23.2
Consent of Independent Auditor